Exhibit 99.1

CONTACT:	First Potomac Realty Trust
Jaime N. Marcus	7600 Wisconsin Avenue
Manager, Investor Relations	11th Floor
(301) 986-9200	Bethesda, MD 20814
jmarcus@first-potomac.com	www.first-potomac.com

FOR IMMEDIATE RELEASE

FIRST POTOMAC REALTY TRUST REPORTS

FIRST QUARTER 2013 RESULTS

Executed 563,000 Square Feet of Leases Bringing Portfolio to 86.3% Leased

BETHESDA, MD. (April 25, 2013) – First Potomac Realty Trust (NYSE: FPO), a leader in the ownership, management, development and redevelopment of office, business park, and industrial properties in the greater Washington, D.C. region, reported results for the first quarter of 2013.

First Quarter 2013

•	Core Funds From Operations of $15.8 million, or $0.30 per diluted share.

•	Same-property net operating income increased by 1.4% on an accrual basis and 1.3% on a cash basis.

•	Executed 563,000 square feet of leases, including 218,000 square feet of new leases.

•	Delivered more than 177,000 square feet of positive net absorption and a strong tenant retention rate of 89%.

•	Executed credit facility and term loan amendments designed to increase balance sheet flexibility.

Douglas J. Donatelli, Chairman and CEO of First Potomac Realty Trust, stated, “I’m very pleased with our first quarter results, which provided a solid beginning to 2013. This was the fifth consecutive quarter of positive net absorption in our portfolio, despite a slow leasing environment in our region, as we signed more than 563,000 square feet of leases, including 218,000 square feet of new leases. We also increased our leased and occupied percentages across nearly all geographic regions and property types, and our same-property net operating income was up 1.4%. All of this demonstrates the high quality nature of our portfolio and is a result of continued hard work by our team. Additionally, we are continuing to market our industrial portfolio for sale, and we are pleased with the interest we have seen. We look forward to sharing our progress once the process is completed.”

Funds From Operations (“FFO”) and Core FFO increased for the three months ended March 31, 2013 compared with the same period in 2012 primarily due to an increase in the Company’s net operating income. The increase in net operating income for the three months ended March 31, 2013 compared with the same period in 2012 was largely a result of higher occupancy in the Company’s portfolio, particularly at Redland Corporate Center, and an increase in termination fee income.

A reconciliation between Core FFO and FFO available to common shareholders for the three months ended March 31, 2013 and 2012 is presented below (in thousands, except per share amounts):

	Three Months Ended March 31,
	2013		2012
	Amount	Per diluted share(1)	Amount	Per diluted share(1)
Core FFO	$15,846	$0.30	$14,555	$0.28
Acquisition costs	—	—	(17)	—
Deferred abatement and straight-line amortization(2)	1,567	0.03	—	—
Legal costs associated with informal SEC inquiry	(336)	(0.01)	—	—
Debt modification fees	—	—	(105)	—

FFO available to common shareholders	$17,077	$0.32	$14,433	$0.27

Net income (loss)	$1,963		$(3,474)
Net loss attributable to common shareholders per diluted common share(3)	$(0.02)		$(0.12)

(1)	Numbers may not foot due to rounding.
(2)

Represents the accelerated amortization of the straight-line balance and the deferred abatement for Engineering Solutions at I-66 Commerce Center, which terminated its lease prior to completion. The tenant vacated the property at the end of March 2013.

(3)	Reflects amounts attributable to non-controlling interests and the impact of dividends on the Company’s preferred shares to arrive at net loss attributable to common shareholders.

A reconciliation of net income (loss) to FFO available to common shareholders and Core FFO, as well as definitions and statements of purpose, are included below in the financial tables accompanying this press release and under “Non-GAAP Financial Measures,” respectively.

Operating Performance

At March 31, 2013, the Company’s consolidated portfolio consisted of 179 buildings totaling approximately 14 million square feet. The Company’s consolidated portfolio was 86.3% leased and 83.9% occupied at March 31, 2013, compared with 84.9% leased and 83.0% occupied at both December 31, 2012 and March 31, 2012. On a quarter-over-quarter basis, the increase in both the leased and occupied percentages reflect the lease up of previously vacant space in the Company’s portfolio. Excluding Engineering Solutions, which terminated its lease on March 31, 2013, the Company’s consolidated portfolio was 84.5% leased and 82.1% occupied at March 31, 2013.

During the first quarter of 2013, the Company executed 563,000 square feet of leases, which consisted of 218,000 square feet of new leases and 345,000 square feet of renewal leases. The 345,000 square feet of renewal leases in the quarter reflects an 89% retention rate.

Same-property net operating income (“Same-Property NOI”) increased 1.4% for the three months ended March 31, 2013, compared with the same period in 2012. The increase in Same-Property NOI was primarily due to increases in occupancy at Redland Corporate Center, the back building at Atlantic Corporate Park, Van Buren Office Park and Campus at Metro Park North, which was partially offset by an increase in snow and ice removal costs when compared with the same period in 2012.

A reconciliation of net income (loss) to Same-Property NOI and a definition and statement of purpose are included below in the financial tables accompanying this press release and under “Non-GAAP Financial Measures,” respectively.

A list of the Company’s properties, as well as additional information regarding the Company’s results of operations can be found in the Company’s First Quarter 2013 Supplemental Financial Report, which is posted on the Company’s website,

www.first-potomac.com.

Disposition

In March 2013, the Company entered into a contract to sell a building at Lafayette Business Center, a six-building office park located in Chantilly, Virginia. The sale is expected to be completed in the second quarter of 2013. At March 31, 2013, the Company classified the building as “held-for-sale” on its consolidated balance sheet and reflected the building’s operating results as discontinued operations in its consolidated statements of operations for each of the periods presented.

Financing Activity

On January 2, 2013, the Company repaid a $3.2 million mortgage loan that encumbered Prosperity Business Center with proceeds from a draw under its unsecured revolving credit facility.

In February 2013, the Company entered into a senior secured multi-tranche term loan facility (the “Bridge Loan”) with KeyBank, National Association and borrowed $37.5 million to repay a $15.4 million mortgage loan that encumbered Cedar Hill, a $13.3 million mortgage loan that encumbered the Merrill Lynch Building and a $7.6 million mortgage loan that encumbered a building at Crossways Commerce Center. The Bridge Loan has a variable interest rate of LIBOR plus a spread of 2.15% and matures in November 2013, with a three-month extension at the Company’s option. The Company can repay all or a portion of the Bridge Loan, without penalty, at any time during the term of the loan.

On February 8, 2013, the Company and its bank lenders amended its unsecured revolving credit facility and existing term loans to provide increased flexibility on a short-term basis under certain financial covenants, specifically extending the December 31, 2012 requirements under the consolidated total leverage, unencumbered pool leverage and consolidated debt yield covenants in the near term, and proactively addressing the impact that the potential industrial portfolio sale would have on the covenants relating to tangible net worth and dispositions as a percentage of gross asset value.

Balance Sheet

The Company had $954.9 million of debt outstanding at March 31, 2013, of which $355.4 million was fixed-rate debt and $350.0 million was variable-rate debt that had been swapped to a fixed interest rate. The remainder of the Company’s debt, $249.5 million, was variable-rate debt that consisted of one mortgage loan and borrowings under its secured term loans and unsecured revolving credit facility.

Dividends

On April 23, 2013, the Company declared a dividend of $0.15 per common share, equating to an annualized dividend of $0.60 per common share. The dividend will be paid on May 15, 2013 to common shareholders of record as of May 6, 2013. The Company also declared a dividend of $0.484375 per share on its Series A Preferred Shares. The dividend will be paid on May 15, 2013 to preferred shareholders of record as of May 6, 2013.

Core FFO Guidance

The Company maintained its full-year 2013 Core FFO guidance of $1.17 to $1.23 per diluted share. As previously disclosed, the following guidance does not include the impact of the proposed industrial portfolio sale, and at this time, the Company is not providing any guidance with respect to the timing or anticipated proceeds from the industrial portfolio sale. The Company’s guidance is also based on a number of other assumptions, many of which are outside the Company’s control and all of which are subject to change. The Company may change its guidance as actual and anticipated results vary from these assumptions.

The following is a summary of the assumptions that the Company used in arriving at its guidance (unaudited, amounts in thousands except percentages and per share amounts):

	Expected Ranges(1)
Portfolio NOI(2)	$125,000	—	$128,000
Interest and Other Income	6,000
FFO from Unconsolidated Joint Ventures	5,000	—	5,500
Interest Expense	$39,000	—	$42,000
G&A	19,500	—	20,500
Preferred Dividends	12,400
Weighted Average Shares	53,000	—	53,500
Average Occupancy	83.5%	—	84.5%
Year-End Occupancy	84.0%	—	85.5%
Same-Property NOI – Accrual Basis	(2.0)%	—	0%

(1)

The Company’s guidance reflects the disposition of a building at Lafayette Business Center, but does not take into consideration any additional dispositions, acquisitions or capital raising activities.

(2)	Does not include the $1.5 million straight-line amortization rent impact associated with Engineering Solutions at I-66 Commerce Center. The tenant terminated its lease at the end of March 2013.

Guidance Range for 2013	Low Range	High Range
Net loss attributable to common shareholders per diluted share	$(0.19)	$(0.13)
Real estate depreciation(1)	1.40	1.40
I-66 Commerce Center accelerated amortization	(0.03)	(0.03)
Net loss attributable to noncontrolling interests and items excluded from Core FFO per diluted share (2)	(0.01)	(0.01)

Core FFO per diluted share	$1.17	$1.23

(1)	Includes the Company’s pro-rata share of depreciation from its unconsolidated joint ventures.
(2)

Items excluded from Core FFO consist of costs associated with the potential industrial portfolio sale and the informal SEC inquiry, contingent consideration, debt retirement charges and debt modification charges.

Investor Conference Call and Webcast

First Potomac will host a conference call on April 26, 2013 at 9:00 AM ET to discuss first quarter results. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. A replay of the call will be available from 12:00 Noon ET on April 26, 2013, until midnight ET on May 3, 2013. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers, and entering pin number 411457.

A live broadcast of the conference call will also be available online at the Company’s website, www.first-potomac.com, on April 26, 2013, beginning at 9:00 AM ET. An online replay will follow shortly after the call and will continue for 90 days.

Annual Meeting of Shareholders

First Potomac Realty Trust will hold its 2013 Annual Meeting of Shareholders on Wednesday, May 22, 2013, at 11:00 a.m. ET at the Company’s corporate headquarters at 7600 Wisconsin Avenue, 10th Floor in Bethesda, Maryland for shareholders of record as of the close of business on March 18, 2013. The Company’s proxy statement was filed on April 4, 2013 with the Securities and Exchange Commission.

About First Potomac Realty Trust

First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that focuses on owning, operating, developing and redeveloping office, business park, and industrial properties in the greater Washington, D.C. region. As of March 31, 2013, the Company’s consolidated portfolio totaled approximately 14 million square feet. Based on annualized cash basis rent, the Company’s portfolio consists of 43% office properties, 34% business parks and 23% industrial properties. A key element of First Potomac’s overarching strategy is its dedication to sustainability. Nearly a million square feet of First Potomac property is LEED Certified, with the potential for another one million square feet in future development projects. Approximately half of the portfolio’s total square footage of multi-story office property is either LEED or Energy Star Certified and 81% of First Potomac’s Washington, DC portfolio is Energy Star Certified. FPO common shares (NYSE:FPO) and preferred shares (NYSE:FPO-PA) are publicly traded on the New York Stock Exchange.

Non-GAAP Financial Measures

Funds from Operations – Funds from operations (“FFO”) represents net income (computed in accordance with U.S. generally accepted accounting principles (“GAAP”)), excluding gains (losses) on sales of real estate and impairments of real estate assets, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. On October 31, 2011, NAREIT issued revised guidance regarding the exclusion of impairment write-downs of depreciable assets reported in FFO. As a result, the Company began excluding impairment losses from FFO in the fourth quarter of 2011 and has restated FFO from prior periods to exclude such charges consistent with NAREIT’s guidance. The Company also excludes, from its FFO calculation, any depreciation and amortization related to third parties from its consolidated joint ventures. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999, April 2002 and January 2012), which may differ from the methodology for calculating FFO utilized by other equity real estate investment trusts (“REITs”) and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

The Company’s presentation of FFO in accordance with the NAREIT white paper, or as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity. The Company’s FFO calculations are reconciled to net income in the Company’s Consolidated Statements of Operations included in this release.

Core FFO – Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by the Company’s operating portfolio and affect the comparability of the Company’s period-over-period performance. These items include, but are not limited to, gains and losses on the retirement of debt, legal and accounting costs related to the Company’s internal investigation and the informal SEC inquiry, personnel separations costs, contingent consideration charges and acquisition costs. The Company provides a reconciliation of FFO to Core FFO in the financial tables accompanying this press release.

NOI – The Company defines net operating income (“NOI”) as operating revenues (rental income, tenant reimbursements and other income) less property and related expenses (property expenses, real estate taxes and insurance). Management believes that NOI is a useful measure of the Company’s property operating performance as it provides a performance measure of the revenues and expenses directly associated with owning, operating, developing and redeveloping office and industrial properties, and provides a perspective not immediately apparent from net income or FFO. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs. The Company’s NOI calculations are reconciled to total revenues and total operating expenses at the end of this release.

Same-Property NOI – Same-Property Net Operating Income (“Same-Property NOI”), defined as operating revenues (rental, tenant reimbursements and other revenues) less operating expenses (property operating expenses, real estate taxes and insurance) from the properties owned by the Company for the entirety of the periods compared, is a primary performance measure the Company uses to assess the results of operations at its properties. As an indication of the Company’s operating performance, Same-Property NOI should not be considered an alternative to net income calculated in accordance with GAAP. A reconciliation of the Company’s Same-Property NOI to net income from its consolidated statements of operations is presented below. The Same-Property NOI results exclude corporate-level expenses, as well as certain transactions, such as the collection of termination fees, as these items vary significantly period-over-period thus impacting trends and comparability. Also, the Company eliminates depreciation and amortization expense, which are property level expenses, in computing Same-Property NOI as these are non-cash expenses that are based on historical cost accounting assumptions and do not offer the investor significant insight into the operations of the property. This presentation allows management and investors to distinguish whether growth or declines in net operating income are a result of increases or decreases in property operations or the acquisition of additional properties. While this presentation provides useful information to management and investors, the results below should be read in conjunction with the results from the consolidated statements of operations to provide a complete depiction of total Company performance.

Forward Looking Statements

The forward-looking statements contained in this press release, including statements regarding the Company’s 2013 Core FFO guidance and related assumptions, the potential sale of the Company’s industrial portfolio and the timing of such sale, and anticipated debt repayment, are subject to various risks and uncertainties. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from the Company’s expectations include changes in general or regional economic conditions; the Company’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; the Company’s ability to complete acquisitions on acceptable terms; the Company’s ability to manage its current debt levels and repay or refinance its indebtedness upon maturity or other required payment dates;

the Company’s ability to maintain financial covenant compliance under its debt agreements; the Company’s ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; the impact of the recent internal investigation, including any remedial actions and enhancement measures implemented in response to the internal investigation; any impact of the informal inquiry initiated by the U.S. Securities and Exchange Commission (the “SEC”); the Company’s ability to obtain debt and/or financing on attractive terms, or at all; changes in the assumptions underlying the Company’s earnings and Core FFO guidance and other risks detailed in the Company’s Annual Report on Form 10-K and described from time to time in the Company’s filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

FIRST POTOMAC REALTY TRUST

Consolidated Statements of Operations

(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2013	2012
Revenues:
Rental	$40,187	$37,401
Tenant reimbursements and other	11,190	9,133

Total revenues	51,377	46,534

Operating expenses:
Property operating	12,905	11,608
Real estate taxes and insurance	5,403	4,574
General and administrative	5,267	4,897
Acquisition costs	—	17
Depreciation and amortization	16,885	16,018
Impairment of real estate assets	—	1,949

Total operating expenses	40,460	39,063

Operating income	10,917	7,471

Other expenses, net:
Interest expense	10,530	11,159
Interest and other income	(1,531)	(1,508)
Equity in (earnings) losses of affiliates	(28)	46

Total other expenses, net	8,971	9,697

Income (loss) from continuing operations before income taxes	1,946	(2,226)
Provision for income taxes	—	(61)

Income (loss) from continuing operations	1,946	(2,287)

Income (loss) from discontinued operations	17	(1,187)

Net income (loss)	1,963	(3,474)
Less: Net loss attributable to noncontrolling interests	59	318

Net income (loss) attributable to First Potomac Realty Trust	2,022	(3,156)

Less: Dividends on preferred shares	(3,100)	(2,664)

Net loss attributable to common shareholders	$(1,078)	$(5,820)

Depreciation and amortization:
Real estate assets	16,885	16,018
Discontinued operations	23	103
Unconsolidated joint ventures	1,352	1,484
Consolidated joint ventures	(51)	(38)
Impairment of real estate assets	—	3,021
Net loss attributable to noncontrolling interests in the Operating Partnership	(54)	(335)

Funds from operations available to common shareholders	$17,077	$14,433

FIRST POTOMAC REALTY TRUST

Consolidated Statements of Operations

(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2013	2012
Funds from operations (FFO)	$20,177	$17,097
Less: Dividends on preferred shares	(3,100)	(2,664)

FFO available to common shareholders	17,077	14,433
Acquisition costs	—	17
Deferred abatement and straight-line amortization	(1,567)	—
Legal costs associated with informal SEC inquiry	336	—
Debt modification fees	—	105

Core FFO	$15,846	$14,555

FFO available to common shareholders per share – basic and diluted	$0.32	$0.27
Core FFO per share – diluted	$0.30	$0.28
Weighted average common shares and units outstanding:
Basic	53,002	52,701
Diluted	53,106	52,805
Basic and diluted earnings per common share:
Loss from continuing operations	$(0.02)	$(0.10)
Income (loss) from discontinued operations	—	(0.02)

Net loss	$(0.02)	$(0.12)

Weighted average common shares outstanding:
Basic and diluted	50,404	49,781

FIRST POTOMAC REALTY TRUST

Consolidated Balance Sheets

(Amounts in thousands, except per share amounts)

	March 31, 2013	December 31, 2012
	(unaudited )
Assets:
Rental property, net	$1,445,114	$1,450,679
Assets held-for-sale	2,301	—
Cash and cash equivalents	17,794	9,374
Escrows and reserves	10,160	13,421
Accounts and other receivables, net of allowance for doubtful accounts of $1,954 and $1,799, respectively	14,290	15,271
Accrued straight-line rents, net of allowance for doubtful accounts of $568 and $530, respectively	30,862	28,133
Notes receivable, net	54,748	54,730
Investment in affiliates	50,072	50,596
Deferred costs, net	40,624	40,370
Prepaid expenses and other assets	8,219	8,597
Intangible assets, net	44,180	46,577

Total assets	$1,718,364	$1,717,748

Liabilities:
Mortgage loans	$377,387	$418,864
Secured term loans	47,500	10,000
Unsecured term loan	300,000	300,000
Unsecured revolving credit facility	230,000	205,000
Accounts payable and other liabilities	55,933	64,920
Accrued interest	2,531	2,653
Rents received in advance	6,394	9,948
Tenant security deposits	6,069	5,968
Deferred market rent, net	3,344	3,535

Total liabilities	1,029,158	1,020,888

Noncontrolling interests in the Operating Partnership	39,042	34,367
Equity:
Preferred Shares, $0.001 par value, 50,000 shares authorized; Series A Preferred Shares, $25 liquidation preference, 6,400 shares issued and outstanding	160,000	160,000
Common shares, $0.001 par value, 150,000 shares authorized; 51,266 and 51,047 shares issued and outstanding, respectively	51	51
Additional paid-in capital	799,952	804,584
Noncontrolling interests in consolidated partnerships	3,723	3,728
Accumulated other comprehensive loss	(9,876)	(10,917)
Dividends in excess of accumulated earnings	(303,686)	(294,953)

Total equity	650,164	662,493

Total liabilities, noncontrolling interests and equity	$1,718,364	$1,717,748

FIRST POTOMAC REALTY TRUST

Same-Property Analysis

(unaudited, dollars in thousand)

	Three Months Ended March 31,
	2013	2012
Same-Property NOI(1)(2)
Total base rent	$37,827	$37,266
Tenant reimbursements and other	10,060	8,680
Property operating expenses	(11,923)	(11,179)
Real estate taxes and insurance	(5,259)	(4,495)

Same-Property NOI - accrual basis	30,705	30,272
Straight-line revenue, net	(280)	(245)
Deferred market rental revenue, net	(18)	(20)

Same-Property NOI - cash basis	$30,407	$30,007

Change in same-property NOI - accrual basis	1.4%
Change in same-property NOI - cash basis	1.3%
Same-property percentage of total portfolio (sf)	98.1%

	Three Months Ended March 31,
	2013	2012
Reconciliation of Consolidated NOI to Same-Property NOI
Total revenues	$51,377	$46,534
Property operating expenses	(12,905)	(11,608)
Real estate taxes and insurance	(5,403)	(4,574)

NOI	33,069	30,352
Less: Non-same property NOI(3)	(2,364)	(80)

Same-Property NOI – accrual basis	$30,705	$30,272

Change in Same-Property NOI by Region (accrual basis)	Three Months Ended March 31, 2013	Percentage of Base Rent
Washington, D.C.	0.3%	12%
Maryland	1.1%	31%
Northern Virginia	2.7%	29%
Southern Virginia	1.1%	28%
Change in Same-Property NOI by Property Type (accrual basis)
Business Park	(2.3)%	33%
Industrial	(2.8)%	22%
Office / Office Park	6.9%	45%

(1)

Same-property comparisons are based upon those consolidated properties owned for the entirety of the periods presented. Same-property results exclude the operating results of the following non same-properties: Three Flint Hill, 440 First Street, NW, Davis Drive and a building at Lafayette Business Center.

(2)

Same-property comparisons do not include the $1.5 million straight-line rent amortization impact associated with Engineering Solutions at I-66 Commerce Center, which was recorded in the first quarter of 2013.

(3)	Non-same property NOI has been adjusted to reflect a normalized management fee percentage in lieu of an administrative overhead allocation for comparative purposes.